Exhibit 23.1


                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Heilig-Meyers Company on Form S-3 of our report dated March 25, 1998, appearing in the Annual Report on Form 10-K of Heilig-Meyers Company and subsidiaries for the year ended February 28, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP

Richmond, Virginia
September 28, 1998